UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    May 21, 2010
_________________________

EAU Technologies, Inc.
(Exact name of registrant as specified in its charter)
_________________________

Delaware	000-51807	87-0654478
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite A, 1890 Cobb International Blvd., Kennesaw, GA 30152
(Address of principal executive office) (zip code)

Registrant's telephone number, including area code: (678) 388-9492

N/A
(Former name or former address, if changed since last report)

_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

The Audit Committee of the Board of Directors of EAU Technologies, Inc. (the “Company”), in consultation with and upon recommendation from management of the Company, concluded on May 21, 2010, that it was necessary to restate the Company’s previously filed financial statements as of and for the years ended December 31, 2009 and 2008, and the Company’s previously filed quarterly financial statements for the quarters ended March 31, June 30, and September 30, 2009 (the “Affected Reports”).

During the recent review of the Company’s financial statements for the quarter ended March 31, 2010, HJ & Associates LLC, the Company’s registered independent public accounting firm, discovered and informed the Company of a misstatement that occurred due to an input error of the valuation calculation related to the derivative liability, the liability has been incorrectly calculated.

As a result of this error and the pending restatements, the financial statements and related report of independent registered public accounting firm contained in the Company's Annual Report on Form 10-K as of and for the year ended December 31, 2009 and the unaudited financial statements contained in the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009, June 30, 2009, and September 30, 2009 should no longer be relied upon.

The Company is preparing restated financial statements for the years ended December 31, 2009 and 2008, and a related amendment to its Annual Report on Form 10-K will be filed as soon as practicable.

DESCRIPTION OF RESTATEMENT:

The Company has issued warrants and a Convertible Promissory Note to Water Sciences, a related party.  The warrants and the conversion feature include an anti-dilution clause, a “down-round” provision.  This feature requires the Company to account for a derivative liability on the financial statements, with changes in the fair market being recorded in the income statement.

The valuation of the liability is calculated using a binomial method calculation.  Since 2008, the calculation included an incorrect assumption related to the stock price of the Company.  The Company has corrected this issue and will revise its procedures going forward.

The following tables reflect the impact of the change in each of the periods to be restated.

December 31, 2008
	As previously reported, December 31, 2008	Restated, December 31, 2008	Change
Total assets	4,665,778	4,665,778	0
Derivative liability	8,621,940	6,561,078	(2,060,862)
Total liabilities	13,778,898	11,718,036	(2,060,862)
Accumulated deficit	48,709,843	46,648,981	(2,060,862)
Total equity deficit	9,113,120	7,052,258	(2,060,862)

Gross profit	352,303	352,303	0
Gain (loss) on derivative liability	(1,863,866)	(3,685,694)	(1,821,828)
Net loss	(6,727,214)	(8,549,042)	(1,821,828)
Net loss per share	(0.41)	(0.52)	(0.11)

December 31, 2009
	As previously reported, December 31, 2009	Restated, December 31, 2009	Change
Total assets	3,407,770	3,407,770	0
Derivative liability	8,662,893	5,333,401	(3,329,492)
Total liabilities	14,229,820	10,900,328	(3,329,492)
Accumulated deficit	52,135,551	48,806,059	(3,329,492)
Total equity deficit	10,822,050	7,492,558	(3,329,492)

Gross profit	581,462	581,462	0
Gain (loss) on derivative liability	(40,953)	1,227,677	1,268,630
Net loss	(3,425,708)	(2,157,078)	1,268,630
Net loss per share	(0.18)	(0.11)	0.07

March 31, 2009
	As previously reported, March 31, 2009	Restated, March 31, 2009	Change
Total assets	4,418,128	4,418,128	0
Derivative liability	10,881,760	6,614,484	(4,267,276)
Total liabilities	16,017,298	11,750,022	(4,267,276)
Accumulated deficit	51,779,428	47,512,152	(4,267,276)
Total equity deficit	11,599,170	7,331,894	(4,267,276)

Gross profit	129,170	129,170	0
Gain (loss) on derivative liability	(2,259,820)	(53,407)	2,206,413
Net loss	(3,069,585)	(863,172)	2,206,413
Net loss per share	(0.17)	(0.05)	0.12

June 30, 2009
	As previously reported, June 30, 2009	Restated, June 30, 2009	Change
Total assets	4,556,918	4,556,918	0
Derivative liability	10,451,283	6,035,243	(4,416,040)
Total liabilities	15,694,021	11,277,981	(4,416,040)
Accumulated deficit	52,149,979	47,733,939	(4,416,040)
Total equity deficit	11,137,103	6,721,063	(4,416,040)

Gross profit	296,800	296,800	0
Gain (loss) on derivative liability	(1,829,343)	525,835	2,355,178
Net loss	(3,440,136)	(1,084,958)	2,355,178
Net loss per share	(0.18)	(0.06)	0.12

September 30, 2009
	As previously reported, September 30, 2009	Restated, September 30, 2009	Change
Total assets	4,287,942	4,287,942	0
Derivative liability	11,762,027	7,466,681	(4,295,346)
Total liabilities	17,259,775	12,964,429	(4,295,346)
Accumulated deficit	54,337,077	50,041,731	(4,295,346)
Total equity deficit	12,971,833	8,676,487	(4,295,346)

Gross profit	461,214	461,214	0
Gain (loss) on derivative liability	(3,140,087)	(905,604)	2,234,483
Net loss	(5,627,234)	(3,392,751)	2,234,483
Net loss per share	(0.30)	(0.18)	0.12

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

       99.1 Letter from HJ & Associates, LLC dated May 24, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, EAU Technologies, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 24, 2010	EAU TECHNOLOGIES, INC.

By: /s/ Brian D. Heinhold
Brian D. Heinhold
Chief Financial Officer